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                                                                   EXHIBIT 23(a)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Fedders Corporation
Liberty Corner, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 29, 1997, relating to the consolidated financial statements of Fedders Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP

Woodbridge, New Jersey
December 8, 1997